EXHIBIT 4(B)


                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                               LIMITED PARTNERSHIP

                              OFFICER'S CERTIFICATE


                          , an authorized officer of TXU AUSTRALIA HOLDINGS
          ----------------
(AGP) PTY LTD (Australian Company Number 086014931), a limited liability company duly incorporated and existing under the laws of Victoria, Australia (the "General Partner"), the general partner of TXU Australia Holdings (Partnership) Limited Partnership, a limited partnership established and existing under the laws of Victoria, Australia (the "Company"), pursuant to the authority granted
in the Board Resolutions of the General Partner, dated           , 2000, and
                                                       ------- --
Sections 102, 201 and 301 of the Indenture defined herein, do hereby certify to The Bank of New York, as Trustee (the "Trustee") under the Indenture of the
Company (For Unsecured Subordinated Debt Securities) dated as of          , 2000
                                                                 ------ --
(the "Indenture") that:

1.        The securities of the first series to be issued under the Indenture
          shall be designated "     % Junior Maturing Principal Securities,
                               -----
          Series A " (the "Debentures of the First Series"). All capitalized terms used in this certificate which are not defined herein but are defined in Exhibit A shall have the meanings therein; all capitalized terms used in this certificate or Exhibit A which are not defined herein or therein but are defined in the Indenture shall have the meanings set forth in the Indenture.

2. The Debentures of the First Series shall have such terms and provisions as are provided herein, in the Indenture and in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

3. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest
          thereon on           , 20  .
                     ------- --    --

4. The Debentures of the First Series shall be issued in the denominations as provided in Exhibit A.

5. The Debentures of the First Series shall bear interest as provided in Exhibit A.

6. Each installment of interest on a Debenture of the First Series shall be payable on the dates specified in Exhibit A.

7. The principal of (and premium, if any, on) and each installment of interest on, Additional Amounts, if any, and any other amounts payable on the Debentures of the First Series shall be payable at, and exchanges in respect of the Debentures of the First Series may be effected at, the office or agency of the Company in The City of New York.

8. Notices and demands to or upon the Company in respect of the Debentures of the First Series and the Indenture may be served at the office or agency of the Company in The City of New York.


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9.        The Bank of New York will initially be the Paying Agent of the Company in The City of New York with respect to the Debentures of the First Series and the Company hereby appoints The Bank of New York as its agent for all such purposes; the Corporate Trust Office of the Trustee will initially be the agency of the Company in The City of New York for exchanges and service of notices and demands to or upon the Company with respect to the Debentures of the First Series and the Indenture, and the Company hereby appoints The Bank of New York as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent, provided the Company will always have a paying agent location in The City of New York. TXU Business Services Company initially will be the Security Registrar and Transfer Agent for the Debentures of the First Series. No entity organized under the laws of the United Kingdom shall serve as Paying Agent for the Debentures of the First Series.

10. All moneys paid by the Company to a paying agent for the payment of the principal of or distributions or any Additional Amounts on the Debentures of the First Series which remain unclaimed at the end of two years after the principal, distribution or Additional Amount has become due and payable will be repaid to the Company or to the appropriate governmental agency for unclaimed funds, and the holder of the affected Debentures of the First Series may look only to the Company or the appropriate governmental agency for payment.

11. The following constitute additional Events of Default with respect to the Debentures of the First Series:

                    Failure of the Company to pay Additional Amounts (as defined herein) on any Debenture of the First Series within 30 days after it is due.

12. The Debentures of the First Series will be redeemable as provided in the form thereof attached hereto as Exhibit A.

13. The Debentures of the First Series shall initially be issued in the form of a global security to, and registered in the name of, The Depository Trust Company ("DTC") or its nominee. DTC or such nominee shall be the Holder of such global security for all purposes under the Indenture and the Securities, and beneficial owners with respect to such global security shall hold their interests pursuant to applicable procedures of DTC. The Company, the Trustee and the Securities Registrar shall be entitled to deal with DTC for all purposes of the Indenture relating to such global security (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the beneficial owners of such global security) as the sole Holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee or the Securities Registrar shall have any liability in respect of any transfers effected by DTC or by any participant member of DTC or any such beneficial owner. Any such global security shall bear the legend in substantially the form appearing on the form of the Debentures of the First Series set forth in Exhibit A hereto, or such other form as DTC shall require.


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


         A beneficial owner of Debentures of the First Series in global form may exchange them for Debentures of the First Series in certificated form only if:

          (a) DTC is unwilling or unable to continue as depositary for the global Debenture of the First Series and the Company is unable to find a qualified replacement for DTC within 90 days;

          (b) DTC at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

          (c) The Company in its sole discretion decides to allow the global Debentures of the First Series to be exchangeable for certificated Debentures of the First Series in registered form.

          In that case, global Debentures of the First Series will be exchangeable in whole for certificated Debentures of the First Series in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $25 and whole multiples of $25.

14. No service charge shall be made for the transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

15.       Additional Amounts. All payments made on Debentures of the First
          ------------------
          Series shall be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, managed or controlled or has a place of business or any political subdivision or taxing authority thereof or therein (each, a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to each Holder of such Debentures of the First Series as Additional Amounts under the Indenture such additional amounts as shall be necessary so that the net amount received by each Holder after withholding or deduction shall equal the amount that would otherwise have received in the absence of such withholding or deduction.

16.       No Additional Amounts will be payable:

          (a) on account of any tax, duty, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member, shareholder or affiliate of, or possessor of a power over, such holder) and a Taxing Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder, affiliate or possessor) being or having been a citizen, national or resident or being or having been present or engaging or having engaged in trade or business or having or having had a permanent establishment in such Taxing Jurisdiction;


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


          (b) on account of any estate, inheritance, gift, sales, transfer, franchise, wealth, personal property or similar tax, duty, assessment or other governmental charge;

          (c) on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction;

          (d) on account of any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of a Debentures of the First Series (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or
               (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

          (e) to or for a holder of Debentures of the First Series in certificated form who presents a Security required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting a Security on the last day of the 30 day period; or

          (f) to or for a holder of Debentures of the First Series in certificated form who presents a Security, when presentation is required, at any place other than (a) the corporate trust office of the trustee in The City of New York or (b) a paying agent location for the Debentures of the first Securities designated by the Company for that purpose.

17. No Additional Amounts will be payable with respect to any Debentures of the First Series if the beneficial owner would not have been entitled to that payment if that beneficial owner had been a holder.

18. In the event that any successor entity is organized under the laws of a jurisdiction other than a Taxing Jurisdiction and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the jurisdiction in which the successor entity is organized, managed or controlled or has a place of business, or by or within any political subdivision of that jurisdiction or any taxing authority thereof or therein, the successor entity will pay to the relevant holders of Debentures of the First Series, under the same circumstances and subject to the same limitations, such Additional Amounts, as would be payable as set forth above, but substituting for the applicable Taxing Jurisdiction in each place the name of the jurisdiction under the laws of which the successor entity is organized, is managed or has a place of business and controlled, or has a place of business.

19. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the First Series, or any portion of the principal amount thereof, as contemplated by Section

          701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said
          Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate:

          (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due and Additional Amounts, if any, due and known to become due on such Debentures of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (b) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

17. The Company reserves the right to require legends on Debentures of the First Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws.

18. Each of the undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Debentures of the First Series and in respect of compliance with which this certificate is made.

19. The statements contained in this certificate are based upon the familiarity of each of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by each of the undersigned with officers and employees of the Company and the General Partner familiar with the matters set forth herein.

20. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.

21. In the opinion of each of the undersigned, such conditions and covenants, and all conditions precedent (including any covenants compliance with which constitutes a condition precedent), provided for in the Indenture to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company Order, have been complied with.

          IN WITNESS WHEREOF, the undersigned have executed this Officer's
Certificate as of this       day of       , 2000.
                       -----        ------


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A





No._______________                                          Cusip No.__________


                           [FORM OF FACE OF DEBENTURE]

                  [(SEE LEGEND AT THE END OF THIS SECURITY FOR
              RESTRICTIONS ON TRANSFERABILITY AND CHANGE OF FORM)]



            TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

              ____% Junior Maturing Principal Securities, Series A

          TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP, a limited partnership established and existing under the laws of Victoria, Australia (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of $________ Dollars on _______ __, 20__ (the Maturity Date) and to pay interest on said principal sum quarterly in arrears on [March 31], [June 30], [September 30], and [December 31] of each year (each an Interest Payment Date) unless the Company defers the payment of interest as described herein under the paragraph entitled Option to Defer Interest Payment Period. Interest shall be payable at the rate of ____% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. Interest on the Securities of this series will accrue from ______ __, 2000, to the first Interest Payment Date (which shall be [June 30, 2000]), and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date; except that, if such Business day is in the next succeeding calendar year, the payment will be made on the immediately preceding Business Day (without any reduction of interest or other payment in respect of such early payment) with the same force and effect as if made on the Interest Payment Date. [The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day in The City of New York immediately preceding such Interest Payment Date.]* Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payments on Securities of this series will be made at the office of The Bank of New York maintained for that purpose in The City of New York, which may be changed to an office or agency of the Company or a successor trustee in The City of New York. Payments on Securities of this series will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, at the option of the Company, payments on Securities of this series may be made:

     o by checks mailed by the Trustee or a Paying Agent to the Holders at their registered addresses, or

     o by wire transfers to accounts maintained by the Holders of more than $ principal amount of Securities of this series as specified in the Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Persons receiving payments or distributions in respect of this Security may, in certain circumstances described in Article Fifteen and Sections 802 and 808 of the Indenture, be required to pay over such payments or distributions to or for the benefit of the holders of Senior Indebtedness.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


------------------------
* For Securities in certificated form, the following sentence will be inserted in lieu of the bracketed language: The record date for payment of distributions on Securities in certificated form will be the fifteenth day of the calendar month before the relevant distribution payment date, whether or not it is a business day in The City of New York.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TXU AUSTRALIA HOLDINGS
                                          (PARTNERSHIP) LIMITED
                                          PARTNERSHIP


                                        By TXU AUSTRALIA HOLDINGS (AGP)
                                           PTY LTD.
                                           Its General Partner


                                        By:
                                           -------------------------------------

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee

Dated:                                  By:
                                           -------------------------------------
                                             Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of______ __, 2000 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company, and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on _____ __, 2000, creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

          The Securities of this series will be redeemable at the option of the
Company:

          (a) in whole or in part at any time and from time to time on or after ______ __, 2005; and

          (b) in whole but not in part if the Company certifies to the Trustee in an Officer's Certificate delivered to the Trustee prior to the giving of a notice as provided below that a Tax Event (as defined below) has occurred;

in each case upon not less than 30 nor more than 60 days' notice given as provided herein and at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and accrued and unpaid Additional Amounts with respect thereto, if any, to the Redemption Date.

          The Trustee shall accept, and shall be fully protected in relying upon, such certificate as sufficient evidence of the condition precedent set out in (b) above, in which event it shall be conclusive and binding on the Holders.

          If the Company elects to redeem less than all the Securities of this series, the particular Securities of this series to be redeemed will be selected by lot or by such other method of random selection as the Security Registrar deems fair and appropriate and the book-entry interests in the Securities of this series will be redeemed in accordance with the standard procedures of The Depository Trust Company or its successor (the "Depositary"). Any notice of redemption may state that redemption is conditional on receipt by the Trustee or Paying Agent or agents, on or before 11:00 a.m., New York City time, on the redemption date, of money sufficient to pay the principal of and accrued distributions, if any, on the Securities of this series and that if the money has not been so received, the Company will not be required to redeem the Securities of this series.

          The Company may not redeem less than all outstanding Securities of this series unless all accrued and unpaid distributions have been paid on all Securities of this series for all quarterly distribution periods terminating on or prior to the redemption date.


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


          If the Company gives a notice of redemption of any Securities of this series held by the Depositary and has irrevocably deposited with the Trustee or a Paying Agent or agents sufficient cash to pay those Securities of this series on or before the redemption date, then, by 12:00 noon, New York City time, on the redemption date, the Trustee or the Paying Agent or agents will deposit with the Depositary sufficient funds to pay the redemption price for those Securities of this series. The Company will also give the Depositary instructions and authority to pay the redemption price through its procedures to its participants for the benefit of the applicable beneficial owners of the Securities of this series.

          If the Company gives a notice of redemption of any Securities of this series and has irrevocably deposited with the Trustee or the Paying Agent or agents sufficient cash to pay those Securities of this series on or before the redemption date, then on the redemption date distributions will cease to accrue on those Securities of this series and all rights of the Holders of those Securities of this series will cease, except for the right to receive the redemption price on those Securities of this series, without any distributions or other payments after the redemption date. If any redemption date is not a Business Day in New York City, then payment of the amounts payable on the redemption date will be made to the Holders on the next succeeding day that is a Business Day, without any interest or other payment in respect of any delay. However, if that Business Day falls in the next calendar year, the payment will be made to the holders on the immediately preceding Business Day.

          The term "Tax Event" for Securities of this series means that the Company (1) has requested, received and delivered to the Trustee an opinion from a reputable legal counsel or other tax adviser in the US, Australia or the UK, as appropriate, experienced in these matters to the effect that there has been:
(a) an amendment to, or change (or announced prospective change) in, the laws or treaties (or related regulations) of any of those jurisdictions or any political subdivision or taxing authority of any of those jurisdictions, (b) a judicial decision or an official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including a notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation (each, an Administrative Action) or (c) an amendment to, or change in, the official position or interpretation of an Administrative Action or judicial decision or an interpretation or pronouncement that provides for a position with respect to an Administrative Action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of when or how the amendment or change is introduced or made known, which amendment or change is effective or which Administrative Action is taken or which judicial decision is issued on or after the date of issuance of the Securities of this series, and which relates to the event described below in this paragraph (1), and that as a result of the occurrence of any of the above, there is more than an insubstantial risk that: distributions on Securities of this series will not be, or are not, fully deductible for UK taxation purposes or (2) has requested, received and delivered to the Trustee an opinion from a reputable legal counsel or other tax adviser in the US, Australia or the UK, as appropriate, experienced in these matters that there has been a tax action, which means (a) an amendment, change, Administrative Action, judicial decision, or administrative pronouncement, ruling, regulation, procedure, notice or announcement as described in paragraph (1) above, or (b) a clarification of the laws or treaties (or related regulations) of any of those jurisdictions or any political subdivision or taxing authority of any of those jurisdictions, or (c) a clarification of the official position or interpretation of an Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an Administrative Action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of when or how the clarification is introduced or made known, which tax action is effective on or after the date of issuance of the Securities of this series, which tax action relates to any of the events described below in this paragraph (2), and that as a result of the occurrence of that tax action there is more than an insubstantial risk that: (i) distributions on the Securities of this series will not be, or are not, deductible for Australian income tax purposes, or (ii) distributions on the Securities of this series will not be, or are not, fully deductible for US federal income tax purposes, or
(iii) tax losses of, or other amounts in respect of, the Company which, but for such tax action, would be eligible for surrender by way of group relief for UK corporation tax purposes against the taxable profits of any company which at the date of the issue of the Securities of this series is a member of the same group of companies as the Company for purposes of group relief, as a result of the taxation, will not be, or are not, so eligible, or (3) has certified to the Trustees that, as a result of a tax action Additional Amounts (as defined in the Officer's Certificate described above) are, or will be, payable with respect to any payments made on the Securities of this series, and has further certified to the Trustee that it cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts.

          Upon payment of the Redemption Price, on and after the Redemption Date interest and any Additional Amounts will cease to accrue on the Securities of this series or portions thereof called for redemption.

          Except as provided herein, Article Four of the Indenture shall apply to redemptions of the Securities of this series.

          Any notice required by the Indenture or this Security to be given to the Holder of this Security, including but not limited to any notice of redemption of this Security, shall be sufficiently given, and deemed given, if given in writing delivered by hand, mail or telefax to the registered owner of this Security at the last address shown on the records of the Security Registrar.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) consents and agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.


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


          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

          The foregoing paragraph shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          The rights of any Holder of this Security to receive payment of the principal of and interest, if any, and Additional Amounts, if any, on this Security on or after the respective due dates expressed in this Security and to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder. Each Holder, by acceptance of this Security, to the full extent permitted by the Trust Indenture Act and other applicable law, consents and agrees that, at any time when there has occurred and is continuing a default with respect to Senior Indebtedness, such Holder will pay to the Senior Debt Trustee for the benefit of the Senior Creditors any money recovered or received through the exercise of remedies pursuant to the provisions of this paragraph, the Indenture or otherwise and any money recovered or received with respect to this Security that is required to be paid to, or for the benefit of, the Senior Creditors pursuant to Article Fifteen of the Indenture, without the need for any demand and in an amount equal to the lesser of the full amount so received, paid or recovered and the full amount then due and owing to the Senior Creditors.

Option to Defer Interest Payment Period
---------------------------------------

          Pursuant to Section 311 of the Indenture, so long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to defer the payment of interest for a period not exceeding twenty consecutive quarterly periods (a "Deferral Period") during which period interest (calculated for each period from, and including, an Interest Payment Date to, but excluding the next succeeding Interest Payment Date (an "Interest Period"), [except that the first Interest Period shall commence on ______ __, 2000, in the manner described in the first paragraph of this Debenture, as if the interest payment period had not been so extended)] will be compounded quarterly. At the end of the Deferral Period, the Company shall pay all interest accrued and unpaid hereon (together with interest thereon at the rate specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law) and Additional Interest, if any. Prior to the termination of any Deferral Period, the Company may further defer the payment of interest for an additional Deferral Period, provided that such Deferral Period together with all such previous and further extensions thereof shall not exceed twenty consecutive quarterly periods at any one time or extend beyond the Maturity of the Securities of this series. Upon the termination of any Deferral Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Deferral Period, subject to the above requirements. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company shall give the Trustee notice of its election to defer interest payments prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to any securities exchange on which the Securities may be listed or any other applicable self-regulatory organization of the record date or of the date those distributions are payable.

          The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to another Person and to the release and discharge of the Company, as the case may be, in certain circumstances from such obligations.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and in integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Holder of this Security, by the acceptance hereof, acknowledges that the liability of the Company's limited partners, TXU Australia (LP) No. 1 Limited and TXU Australia (LP) No. 2 Limited, to contribute to the debts or obligations of the Company is, subject to the Partnership Act 1958 of Victoria, Australia, limited to the amount shown in relation to it in the Register (as defined in the Partnership Act 1958 of Victoria) as to the extent to which it is liable to contribute. Nothing in this Security or the Indenture or any other document imposes any liability on the limited partners in excess of the limit referred to in the immediately preceding sentence, provided that this limitation does not affect any amount owing under the Indenture or this Security.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                                   [LEGEND]*

          Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Trustee by Depositary, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (b) the Depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or (c) the Company, in its sole discretion, decided to allow this Security to be exchangeable for certificated Securities of this series in registered form. Any such exchange shall be made upon receipt by the Trustee of an Officer's Certificate therefor and certificated Securities of this series shall be registered in the name or names of the person or persons specified by the Depositary in a written instruction to the Security Registrar. The Depositary may base its written instruction upon directions it receives from its participants.


------------------------
*    This legend will be deleted from Securities in certificated form.